SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2004

SOUTHERN PERU COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
organization)

2575 East Camelback Rd.
Phoenix, AZ	85016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 977-6500

Explanatory Note:

ITEM 5.  Other Events

                At the meeting of the Board of Directors of the Company held on July 22nd, 2004, the Company’s Board was informed of  Mr. Jaime Claro’s decision to resign from the Board as a Director, effective July 7, 2004.  The Company and the Board  expressed its gratitude and recognized  Mr. Claro for his valuable services.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN PERU COPPER CORPORATION

By:	/s/ Armando Ortega,
Its:	Vice President-Legal and
Secretary

Date: July 22, 2004